UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

POLARIS INDUSTRIES INC.

(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 2, 2005, Polaris Industries Inc. (the “Company”) announced that it had renewed and extended its Employment Agreement with Thomas C. Tiller, Chief Executive Officer and President of the Company (the “Employment Agreement”). The current term of the new Employment Agreement, effective as of January 1, 2005, runs through December 31, 2006. Pursuant to the Employment Agreement, the Company has agreed to provide Mr. Tiller:

(i)	a base annual salary in the amount of $750,000;

(ii)	an opportunity to earn an annual bonus based upon participation in the Company’s performance-based Senior Executive Annual Incentive Compensation Plan;

(iii)	a stock option (the “Stock Option”) to purchase 215,000 shares of the Company’s common stock at the fair market value of such stock on the date of grant, subject to the terms of the Company’s 1995 Stock Option Plan;

(iv)	performance restricted share award (the “Restricted Share Grant”) for 33,000 shares of the Company’s common stock, subject to the terms of the Company’s 1996 Restricted Stock Plan; and

(v)	the opportunity to participate in the Company’s benefit programs and receive the perquisites made available by the Company to its executive officers, including without limitation, medical, dental and life insurance coverage, financial planning and tax preparation services, 401(k) retirement savings plan and Supplemental Executive Retirement Plan and a country club membership.

     The Employment Agreement also contains various agreements on the part of Mr. Tiller regarding competitive activities and proprietary information. The Employment Agreement, dated as of January 31, 2005, replaces and supersedes an employment agreement between the Company and Mr. Tiller dated as of July 11, 2001.

     The description of the terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10(q) and incorporated herein by this reference. The forms of award agreements for the Stock Options and Restricted Share Grant are attached as Annexes A and B to the Employment Agreement.

Item 7.01 Regulation FD Disclosure.

     A copy of the press release relating to the Company’s renewal and extension of the employment agreement with Mr. Tiller, as described in Item 1.01 above, and his adoption of a 10b5-1 trading plan, as described in Item 8.01 below, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     This information is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

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Item 8.01 Other Events.

     On February 2, 2005 the Company also announced that Mr. Tiller has adopted a pre-arranged stock trading plan intended to satisfy Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”). The 10b5-1 Plan relates to the disposition, for personal, diversification and tax reasons of 500,000 shares of the Company’s common stock that will be acquired by Mr. Tiller upon the exercise of Company stock options granted to Mr. Tiller during 1998, 1999 and 2000.

     Under Rule 10b5-1, corporate executives and others may adopt a prearranged plan or contract for the sale of company securities under specified conditions and times. The 10b5-1 Plan adopted by Mr. Tiller will be implemented through the brokerage firm of Lehman Brothers Inc. Sales under the 10b5-1 Plan will be executed on the open market and at prevailing market prices. The period during which sales could take place under the 10b5-1 Plan commences on February 7, 2005 and will continue for a period of three months unless sooner terminated . The transactions will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10(q)	Employment Agreement between the Company and Thomas C. Tiller dated January 31, 2005

99.1	Press Release dated February 2, 2005

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 2, 2005

POLARIS INDUSTRIES INC.

/s/Michael W. Malone

Michael W. Malone Vice President – Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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EXHIBIT INDEX

Exhibit No.	Description
10(q)	Employment Agreement between the Company and Thomas C. Tiller dated January 31, 2005

99.1	Press Release dated February 2, 2005 of Polaris Industries Inc.

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